SEACOAST REPORTS SECOND QUARTER 2025 RESULTS
Net Interest Margin Expands 10 Basis Points to 3.58% and Net Interest Income Grows 7%
Annualized Loan Growth of 6% with Continuing Strong Pipeline
Gains in Return on Average Assets, Return on Tangible Common Equity and Efficiency Ratio

STUART, Fla., July 24, 2025 /BUSINESS WIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the second quarter of 2025 of $42.7 million, or $0.50 per diluted share, compared to $31.5 million, or $0.37 per diluted share, in the first quarter of 2025 and $30.2 million, or $0.36 per diluted share, in the second quarter of 2024. For the six months ended June 30, 2025 and 2024, net income was $74.2 million, or $0.87 per diluted share, and $56.3 million, or $0.66 per diluted share, respectively.
Adjusted net income1 for the second quarter of 2025 was $44.5 million, or $0.52 per diluted share, compared to $32.1 million, or $0.38 per diluted share, in the first quarter of 2025 and $30.3 million, or $0.36 per diluted share, in the second quarter of 2024. For the six months ended June 30, 2025 and 2024, adjusted net income1 was $76.6 million, or $0.90 per diluted share, and $61.4 million, or $0.72 per diluted share, respectively.
Pre-tax pre-provision earnings1 were $60.2 million in the second quarter of 2025, an increase of $9.6 million, or 19%, compared to the first quarter of 2025 and an increase of $15.7 million, or 35%, compared to the second quarter of 2024. For the six months ended June 30, 2025 and 2024, pre-tax pre-provision earnings1 were $110.8 million and $80.2 million, respectively. Adjusted pre-tax pre-provision earnings1 were $62.6 million in the second quarter of 2025, an increase of $10.9 million, or 21%, compared to the first quarter of 2025 and an increase of $18.1 million, or 41%, compared to the second quarter of 2024. For the six months ended June 30, 2025 and 2024, adjusted pre-tax pre-provision earnings1 were $114.3 million and $87.0 million, respectively.
For the second quarter of 2025, return on average tangible assets was 1.24% and return on average tangible shareholders' equity was 12.82%, compared to 0.98% and 10.17%, respectively, in the prior quarter, and 1.00% and 10.75%, respectively, in the prior year quarter. For the six months ended June 30, 2025, return on average tangible assets was 1.12% and return on average tangible shareholders' equity was 11.52%. For the six months ended June 30, 2024, return on average tangible assets was 0.94% and return on average tangible shareholders' equity was 10.15%. Adjusted return on average tangible assets1 in the second quarter of 2025 was 1.29% and adjusted return on average tangible shareholders' equity1 was 13.31%, compared to 1.00% and 10.35%, respectively, in the prior quarter, and 1.00% and 10.76%, respectively, in the prior year quarter. For the six months ended June 30, 2025, adjusted return on average tangible assets1 was 1.15% and adjusted return on average tangible shareholders' equity1 was 11.86%. For the six months ended June 30, 2024, adjusted return on average tangible assets1 was 1.02% and adjusted return on average tangible shareholders' equity1 was 10.95%.
Charles M. Shaffer, Seacoast's Chairman and CEO, said, “Our performance in the second quarter showcases the strength and momentum of our franchise. The expansion in net interest margin is a direct result of the disciplined execution and strategic focus of the Seacoast team. We’re seeing the benefits of consistent, high-quality loan growth and well-managed deposit costs, which are fueling strong net interest income growth. Our fee-based revenue businesses continue to expand and expenses are well controlled.”
Shaffer added, “In the second half of the year, we’re thrilled to welcome two seasoned, high-performing franchises - Heartland Bancshares, Inc. and Villages Bancorporation, Inc. - into the Seacoast franchise. These acquisitions are transformational, expanding our footprint in key growth markets across Central Florida and The Villages®, one of the fastest-growing communities in the country.”
“The Heartland Bancshares acquisition brings a strong banking presence and deep customer relationships in Central Florida, along with a talented team that shares our values and commitment to community banking. Villages

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Bancorporation will add a unique and deeply rooted franchise in a vibrant market with attractive demographics, enhancing our ability to serve a growing and affluent customer base.”
Shaffer concluded, “We remain committed to maintaining our fortress balance sheet and disciplined approach to credit. We are consistently operating with one of the strongest capital positions in the industry, with ample liquidity and a Tier 1 capital ratio of 14.6% as of June 30, 2025. In the coming quarters, we will strategically deploy excess capital through the two bank acquisitions, which we expect will meaningfully enhance our profitability and long-term growth trajectory.”

Acquisitions Update
On July 11, 2025, the Company completed its acquisition of Heartland Bancshares, Inc. (“Heartland”), adding approximately $157 million in loans and $684 million in deposits, along with four branches in Central Florida. Integration activities, including system conversion, are expected to be finalized later in the third quarter of 2025. Total consideration was $111.2 million, structured as a 50% cash and 50% stock transaction.

On May 29, 2025, the Company announced its proposed acquisition of Villages Bancorporation, Inc (“VBI”). The transaction, which is expected to close in the fourth quarter of 2025, will expand the Company’s presence in North Central Florida and into The Villages community. VBI operates 19 branches with approximately $3.5 billion in deposits and approximately $1.3 billion in loans as of June 30, 2025. Full integration and system conversion activities are expected to be finalized in the second quarter of 2026.

Financial Results
Income Statement
•Net income in the second quarter of 2025 was $42.7 million, or $0.50 per diluted share, compared to $31.5 million, or $0.37 per diluted share, in the prior quarter and $30.2 million, or $0.36 per diluted share, in the prior year quarter. Adjusted net income1 for the second quarter of 2025 was $44.5 million, or $0.52 per diluted share, compared to $32.1 million, or $0.38 per diluted share, for the prior quarter, and $30.3 million, or $0.36 per diluted share, for the prior year quarter.
•Net revenues were $151.4 million in the second quarter of 2025, an increase of $10.7 million, or 8%, compared to the prior quarter, and an increase of $24.8 million, or 20%, compared to the prior year quarter. Adjusted net revenues1 were $151.8 million in the second quarter of 2025, an increase of $10.9 million, or 8%, compared to the prior quarter, and an increase of $24.9 million, or 20%, compared to the prior year quarter.
•Pre-tax pre-provision earnings1 were $60.2 million in the second quarter of 2025, an increase of $9.6 million, or 19%, compared to the first quarter of 2025 and an increase of $15.7 million, or 35%, compared to the second quarter of 2024. Adjusted pre-tax pre-provision earnings1 were $62.6 million in the second quarter of 2025, an increase of $10.9 million, or 21%, compared to the first quarter of 2025 and an increase of $18.1 million, or 41%, compared to the second quarter of 2024.
•Net interest income totaled $126.9 million in the second quarter of 2025, reflecting an increase of $8.3 million, or 7%, compared to the prior quarter, and an increase of $22.4 million, or 21%, compared to the second quarter of 2024. The increase was driven by higher securities and loan interest income. Securities income increased $3.1 million, or 11%, primarily due to securities purchases in the first half of 2025. Interest income on loans increased by $6.4 million in the second quarter of 2025, reflecting strong loan production and an increase in accretion on acquired loans from higher payoffs. Included in loan interest income was accretion on acquired loans of $10.6 million in the second quarter of 2025, $8.2 million in the first quarter of 2025, and $10.2 million in the second quarter of 2024. On the expense side, interest on deposits decreased $3.0 million, or 7%, compared to the prior quarter, and $10.7 million, or 21%, compared to the second quarter of 2024, reflecting a lower cost of deposits. Interest expense on borrowed money increased $3.6 million, or 50%, compared to the prior quarter, and $4.6 million, or 75%, compared to second quarter of 2024, largely due to higher short-term borrowings used to fund strategic purchases of securities in advance of the Heartland acquisition.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Net interest margin increased 10 basis points to 3.58% in the second quarter of 2025 compared to 3.48% in the first quarter of 2025. Excluding the effects of accretion on acquired loans, net interest margin expanded five basis points to 3.29% in the second quarter of 2025 compared to 3.24% in the first quarter of 2025. Loan yields were 5.98%, an increase of eight basis points from the prior quarter. Securities yields decreased one basis point to 3.87%, compared to 3.88% in the prior quarter. The cost of deposits declined 13 basis points from 1.93% in the prior quarter to 1.80% in the second quarter of 2025.
•The provision for credit losses was $4.4 million in the second quarter of 2025, compared to $9.3 million in the first quarter of 2025 and $4.9 million in the second quarter of 2024. Allowance coverage of 1.34% remains flat compared to March 31, 2025.
•Noninterest income totaled $24.5 million in the second quarter of 2025, an increase of $2.3 million, or 11%, compared to each of the prior quarter and the prior year quarter. Results in the second quarter of 2025 included:
•Service charges on deposits totaled $5.5 million, an increase of $0.4 million, or 7% from the prior quarter, and an increase of $0.2 million, or 4%, from the prior year quarter. Our investments in talent and significant market expansion across the state have resulted in continued growth in treasury management services to commercial customers.
•Wealth management income totaled $4.2 million, a decrease of $0.1 million, or 1%, from the prior quarter and an increase of $0.4 million, or 11%, from the prior year quarter. Assets under management have grown 16% year over year.
•Mortgage banking fees totaled $0.7 million, an increase of $0.3 million, or 70%, from the prior quarter and an increase of $0.1 million, or 18%, from the prior year quarter, due to higher saleable production.
•Insurance agency income totaled $1.3 million, a decrease of $0.3 million, or 20%, from the prior quarter and a decrease of $0.1 million, or 5%, from the prior year quarter.
•Bank Owned Life Insurance (“BOLI”) income totaled $3.4 million, an increase of $0.9 million, or 37%, from the prior quarter and an increase of $0.8 million, or 30% from the prior year quarter. The increase resulted from a $0.9 million death benefit payout.
•Other income totaled $7.5 million, an increase of $1.2 million, or 20%, from the prior quarter and an increase of $0.9 million, or 13%, from the prior year quarter. The increase in the second quarter of 2025 included $3.0 million in tax refunds received related to a prior bank acquisition, which was partially offset by lower gains on SBA loan sales and lower gains on SBIC investments compared to the first quarter of 2025.
•Noninterest expense was $91.7 million in the second quarter of 2025, an increase of $1.1 million, or 1%, compared to the prior quarter, and an increase of $9.2 million, or 11%, compared to the prior year quarter. Seacoast has prudently managed expenses while strategically investing to support continued growth. Results in the second quarter of 2025 included:
•Salaries and wages totaled $44.4 million, an increase of $2.2 million, or 5%, from the prior quarter and an increase of $5.5 million, or 14%, from the prior year quarter. The increase from the prior quarter represents higher performance driven incentive compensation.
•Employee benefits totaled $8.1 million, a decrease of $0.8 million, or 9%, compared to the seasonally higher prior quarter and an increase of $1.2 million, or 18%, from the prior year quarter.
•Outsourced data processing costs totaled $8.5 million, flat compared to the prior quarter and an increase of $0.3 million, or 4%, from the prior year quarter.
•Occupancy costs totaled $7.5 million, an increase of $0.1 million, or 2%, compared to the prior quarter and an increase of $0.3 million, or 4%, from the prior year quarter.
•Marketing expenses totaled $3.0 million, reflecting an increase of $0.2 million, or 8%, compared to the prior quarter and a decrease of $0.3 million, or 9%, from the prior year quarter, primarily associated with the timing of various campaigns to support customer growth initiatives.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Legal and professional fees totaled $2.1 million, a decrease of $0.7 million, or 24%, compared to the prior quarter and an increase of $0.1 million, or 4%, from the prior year quarter.
•Merger-related charges totaled $2.4 million in the second quarter of 2025 and $1.1 million in the prior quarter.
•Seacoast recorded $12.6 million of income tax expense in the second quarter of 2025, compared to $9.4 million in the first quarter of 2025, and $8.9 million in the second quarter of 2024. Tax benefit related to stock-based compensation was immaterial in each period.
•The efficiency ratio improved to 56.95% in the second quarter of 2025, compared to 60.28% in the first quarter of 2025 and 60.21% in the prior year quarter. The adjusted efficiency ratio1 also improved, to 55.36% in the second quarter of 2025, compared to 59.53% in the first quarter of 2025 and 60.21% in the prior year quarter. The improvement in the efficiency ratio quarter over quarter reflects higher net interest income and higher noninterest income, partially offset by modestly higher expenses. The Company continues to remain keenly focused on disciplined expense control, while making investments for growth.
Balance Sheet
•At June 30, 2025, the Company had total assets of $15.9 billion and total shareholders' equity of $2.3 billion. Book value per share was $26.43 as of June 30, 2025, compared to $26.04 as of March 31, 2025, and $24.98 as of June 30, 2024. Tangible book value per share was $17.19 as of June 30, 2025, compared to $16.71 as of March 31, 2025, and $15.41 as of June 30, 2024. Year over year tangible book value per share increased 12%.
•Debt securities totaled $3.5 billion as of June 30, 2025, an increase of $226.9 million compared to March 31, 2025. Throughout the first half of 2025, strategic purchases were funded with short term FHLB borrowings. Debt securities as of June 30, 2025 included approximately $2.9 billion in securities classified as available-for-sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $613.3 million in securities classified as held-to-maturity with a fair value of $503.2 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity.
•Loans increased $165.8 million, or 6.4% annualized during the quarter, totaling $10.6 billion as of June 30, 2025. The Company continues to exercise a disciplined approach to lending and is benefiting from the investments made in recent years to attract talent from large regional and national banks across its markets.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $920.9 million as of June 30, 2025, compared to $981.6 million at March 31, 2025 and $834.4 million at June 30, 2024.
•Commercial pipelines were $861.2 million as of June 30, 2025, compared to $904.1 million at March 31, 2025, and $773.1 million at June 30, 2024.
•Saleable residential pipelines were $14.4 million as of June 30, 2025, compared to $15.5 million at March 31, 2025, and $12.1 million at June 30, 2024. Retained residential pipelines were $29.2 million as of June 30, 2025, compared to $37.5 million at March 31, 2025, and $24.7 million at June 30, 2024.
•Consumer pipelines were $16.2 million as of June 30, 2025, compared to $24.4 million at March 31, 2025 and $24.5 million at June 30, 2024.
•Total deposits were $12.5 billion as of June 30, 2025, a decrease of $77.2 million, or 2.5% annualized, when compared to March 31, 2025.
•The cost of deposits declined 13 basis points from 1.93% in the prior quarter to 1.80% in the second quarter of 2025.
•At June 30, 2025, customer transaction account balances represented 47% of total deposits.The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Consumer deposits represent 40% of overall deposit funding with an average consumer customer balance of $25 thousand. Commercial deposits represent 60% of overall deposit funding with an average business customer balance of $113 thousand.
•Federal Home Loan Bank advances totaled $715.0 million at June 30, 2025 with a weighted-average interest rate of 4.15% during the second quarter of 2025, compared to advances outstanding of $465.0 million at March 31, 2025 with a weighted-average interest rate of 4.26% in the first quarter of 2025. The Company utilized short-term fixed-rate advances to fund securities purchases in the first and second quarters of 2025.
Asset Quality
•The ratio of criticized and classified loans to total loans was 2.39% at June 30, 2025, compared to 2.41% at March 31, 2025, and 2.59% at June 30, 2024.
•Nonperforming loans were $64.2 million at June 30, 2025, compared to $71.0 million at March 31, 2025, and $59.9 million at June 30, 2024. Nonperforming loans to total loans outstanding were 0.61% at June 30, 2025, 0.68% at March 31, 2025, and 0.60% at June 30, 2024.
•Accruing past due loans were $14.2 million, or 0.13% of total loans, at June 30, 2025, compared to $17.2 million, or 0.15% of total loans, at March 31, 2025, and $29.5 million, or 0.30% of total loans, at June 30, 2024.
•Nonperforming assets to total assets were 0.44% at June 30, 2025, compared to 0.50% at March 31, 2025, and 0.45% at June 30, 2024.
•The ratio of allowance for credit losses to total loans was 1.34% at June 30, 2025, 1.34% at March 31, 2025, and 1.41% at June 30, 2024.
•Net charge-offs were $2.5 million in the second quarter of 2025, compared to $7.0 million in the first quarter of 2025 and $9.9 million in the second quarter of 2024.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average loan size is $437 thousand, and the average commercial loan size is $872 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance as of June 30, 2025 at 35% and 239% of total bank-level risk-based capital2, respectively, compared to 36% and 236%, respectively, at March 31, 2025. On a consolidated basis and as of June 30, 2025, construction and land development and commercial real estate loans represent 33% and 221%, respectively, of total consolidated risk-based capital2.
Capital and Liquidity
•The Company continues to operate with a fortress balance sheet, with a Tier 1 capital ratio at June 30, 2025 of 14.6%2 compared to 14.7% at March 31, 2025, and 14.8% at June 30, 2024. The Total capital ratio was 16.1%2, the Common Equity Tier 1 capital ratio was 14.0%2, and the Tier 1 leverage ratio was 11.1%2 at June 30, 2025. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at June 30, 2025 totaled $332.4 million.
•The Company’s loan-to-deposit ratio was 84.96% at June 30, 2025, which should continue to provide liquidity and flexibility moving forward.
•Tangible common equity to tangible assets was 9.75% at June 30, 2025, compared to 9.58% at March 31, 2025, and 9.30% at June 30, 2024. If all held-to-maturity securities were adjusted to fair value, the tangible common equity ratio would have been 9.27% at June 30, 2025.
•At June 30, 2025, in addition to $332.4 million in cash, the Company had $5.9 billion in available borrowing capacity, including $3.5 billion in available collateralized lines of credit, $2.0 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2 Estimated.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24
Selected balance sheet data:
Gross loans	$10,608,824	$10,443,021	$10,299,950	$10,205,281	$10,038,508
Total deposits	12,497,598	12,574,796	12,242,427	12,243,585	12,116,118
Total assets	15,944,955	15,732,485	15,176,308	15,168,371	14,952,613
Performance measures:
Net income	$42,687	$31,464	$34,085	$30,651	$30,244
Net interest margin	3.58%	3.48%	3.39%	3.17%	3.18%
Pre-tax pre-provision earnings[1]	$60,236	$50,590	$47,858	$46,086	$44,555
Average diluted shares outstanding	85,479	85,388	85,302	85,069	84,816
Diluted earnings per share (EPS)	0.50	0.37	0.40	0.36	0.36
Return on (annualized):
Average assets (ROA)	1.08%	0.83%	0.89%	0.81%	0.82%
Average tangible assets (ROTA)[2]	1.24	0.98	1.06	0.99	1.00
Average tangible common equity (ROTCE)[2]	12.82	10.17	10.90	10.31	10.75
Tangible common equity to tangible assets[2]	9.75	9.58	9.60	9.64	9.30
Tangible book value per share[2]	$17.19	$16.71	$16.12	$16.20	$15.41
Efficiency ratio	56.95%	60.28%	56.26%	59.84%	60.21%
Adjusted operating measures[1]:
Adjusted net income	$44,466	$32,102	$40,556	$30,511	$30,277
Adjusted pre-tax pre-provision earnings	62,627	51,686	56,610	46,390	44,490
Adjusted diluted EPS	0.52	0.38	0.48	0.36	0.36
Adjusted ROA	1.13%	0.85%	1.06%	0.81%	0.82%
Adjusted ROTA[2]	1.29	1.00	1.24	0.98	1.00
Adjusted ROTCE[2]	13.31	10.35	12.74	10.27	10.76
Adjusted efficiency ratio	55.36	59.53	56.07	59.84	60.21
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.25%	2.33%	2.19%	2.19%	2.19%
Other data:
Market capitalization[3]	$2,373,871	$2,202,958	$2,355,679	$2,277,003	$2,016,472
Full-time equivalent employees	1,522	1,518	1,504	1,493	1,449
Number of ATMs	98	98	96	96	95
Full-service banking offices	84	79	77	77	77

[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on July 25, 2025, at 10:00 a.m. (Eastern Time) to discuss the second quarter of 2025 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 5614613). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $15.9 billion in assets and $12.5 billion in deposits as of June 30, 2025. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 84 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.
Additional Information
Seacoast has filed a registration statement on Form S-4 with the United States Securities and Exchange Commission (the "SEC") in connection with the proposed merger of Villages Bancorporation, Inc. and Citizens First Bank with and into Seacoast and Seacoast National Bank, respectively. The registration statement in connection with the merger includes a proxy statement of Villages Bancorporation, Inc. and a prospectus of Seacoast. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.

Villages Bancorporation, Inc. and Citizens First Bank, their directors, executive officers, other members of management, and employees may be considered participants in the solicitation of proxies in connection with the proposed mergers with and into Seacoast and Seacoast National Bank. Information regarding the participants in the proxy solicitation of Villages Bancorporation, Inc. and a description of its direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, including those highlighted by high-profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including overdraft and late fee caps (if implemented), including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six months ended

(Amounts in thousands, except ratios and per share data)	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24	2Q'25	2Q'24

Summary of Earnings
Net income	$42,687	$31,464	$34,085	$30,651	$30,244	$74,151	$56,250
Adjusted net income[1]	44,466	32,102	40,556	30,511	30,277	76,568	61,408
Net interest income[2]	127,295	118,857	116,115	106,975	104,657	246,153	209,954
Net interest margin[2,3]	3.58%	3.48%	3.39%	3.17%	3.18%	3.53%	3.21%
Pre-tax pre-provision earnings[1]	60,236	50,590	47,858	46,086	44,555	110,827	80,228
Adjusted pre-tax pre-provision earnings[1]	62,627	51,686	56,610	46,390	44,490	114,314	87,002

Performance Ratios
Return on average assets-GAAP basis[3]	1.08%	0.83%	0.89%	0.81%	0.82%	0.96%	0.77%
Adjusted return on average assets[1,3]	1.13	0.85	1.06	0.81	0.82	0.99	0.84
Return on average tangible assets-GAAP basis[3,4]	1.24	0.98	1.06	0.99	1.00	1.12	0.94
Adjusted return on average tangible assets[1,3,4]	1.29	1.00	1.24	0.98	1.00	1.15	1.02
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.25	2.33	2.19	2.19	2.19	2.29	2.21
Return on average shareholders' equity-GAAP basis[3]	7.60	5.76	6.16	5.62	5.74	6.69	5.34
Return on average tangible common equity-GAAP basis[3,4]	12.82	10.17	10.90	10.31	10.75	11.52	10.15
Adjusted return on average tangible common equity[1,3,4]	13.31	10.35	12.74	10.27	10.76	11.86	10.95
Efficiency ratio[5]	56.95	60.28	56.26	59.84	60.21	58.55	63.48
Adjusted efficiency ratio[1]	55.36	59.53	56.07	59.84	60.21	57.37	60.67
Noninterest income to total revenue (excluding securities gains/losses)	16.18	15.65	18.02	18.05	17.55	15.92	16.86
Tangible common equity to tangible assets[4]	9.75	9.58	9.60	9.64	9.30	9.75	9.30
Average loan-to-deposit ratio	85.21	84.23	83.14	83.79	83.11	84.72	83.80
End of period loan-to-deposit ratio	84.96	83.17	84.27	83.44	82.90	84.96	82.90

Per Share Data
Net income diluted-GAAP basis	$0.50	$0.37	$0.40	$0.36	$0.36	$0.87	$0.66
Net income basic-GAAP basis	0.50	0.37	0.40	0.36	0.36	0.87	0.67
Adjusted earnings[1]	0.52	0.38	0.48	0.36	0.36	0.90	0.72

Book value per share common	26.43	26.04	25.51	25.68	24.98	26.43	24.98
Tangible book value per share	17.19	16.71	16.12	16.20	15.41	17.19	15.41
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.36	0.36

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six months ended

(Amounts in thousands, except per share data)	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24	2Q'25	2Q'24

Interest and dividends on securities:
Taxable	$32,479	$29,381	$26,945	$25,963	$24,155	$61,860	$46,548
Nontaxable	33	34	34	34	33	67	67
Interest and fees on loans	157,075	150,640	151,999	150,980	147,292	307,715	294,387
Interest on interest-bearing deposits and other investments	3,760	4,200	6,952	7,138	8,328	7,960	14,512
Total Interest Income	193,347	184,255	185,930	184,115	179,808	377,602	355,514

Interest on deposits	40,633	43,626	47,394	51,963	51,319	84,259	98,853
Interest on time certificates	15,120	14,973	16,726	19,002	17,928	30,093	35,049
Interest on borrowed money	10,730	7,139	6,006	6,485	6,137	17,869	12,110
Total Interest Expense	66,483	65,738	70,126	77,450	75,384	132,221	146,012

Net Interest Income	126,864	118,517	115,804	106,665	104,424	245,381	209,502
Provision for credit losses	4,379	9,250	3,699	6,273	4,918	13,629	6,286
Net Interest Income After Provision for Credit Losses	122,485	109,267	112,105	100,392	99,506	231,752	203,216

Noninterest income:
Service charges on deposit accounts	5,540	5,180	5,138	5,412	5,342	10,720	10,302
Wealth management income	4,196	4,248	4,019	3,843	3,766	8,444	7,306
Interchange income	1,895	1,807	1,860	1,911	1,940	3,702	3,828
Mortgage banking fees	685	404	326	485	582	1,089	963
Insurance agency income	1,289	1,620	1,151	1,399	1,355	2,909	2,646
BOLI income	3,380	2,468	2,627	2,578	2,596	5,848	4,860
Other	7,497	6,257	10,335	7,864	6,647	13,754	12,591
	24,482	21,984	25,456	23,492	22,228	46,466	42,496
Securities gains (losses), net	39	196	(8,388)	187	(44)	235	185
Total Noninterest Income	24,521	22,180	17,068	23,679	22,184	46,701	42,681

Noninterest expense:
Salaries and wages	44,438	42,248	42,378	40,697	38,937	86,686	79,241
Employee benefits	8,106	8,861	6,548	6,955	6,861	16,967	14,750
Outsourced data processing costs	8,525	8,504	8,307	8,003	8,210	17,029	20,328
Occupancy	7,483	7,350	7,234	7,096	7,180	14,833	15,217
Furniture and equipment	2,125	2,128	2,004	2,060	1,956	4,253	3,967
Marketing	2,958	2,748	2,126	2,729	3,266	5,706	5,921
Legal and professional fees	2,071	2,740	2,807	2,708	1,982	4,811	4,133
FDIC assessments	2,108	2,194	2,274	1,882	2,131	4,302	4,289
Amortization of intangibles	5,131	5,309	5,587	6,002	6,003	10,440	12,295
Other real estate owned expense and net loss (gain) on sale	8	241	84	491	(109)	249	(135)
Provision for credit losses on unfunded commitments	150	150	250	250	251	300	501
Merger-related charges	2,422	1,051	—	—	—	3,473	—
Other	6,205	7,073	5,976	5,945	5,869	13,278	12,401
Total Noninterest Expense	91,730	90,597	85,575	84,818	82,537	182,327	172,908

Income Before Income Taxes	55,276	40,850	43,598	39,253	39,153	96,126	72,989
Provision for income taxes	12,589	9,386	9,513	8,602	8,909	21,975	16,739

Net Income	$42,687	$31,464	$34,085	$30,651	$30,244	$74,151	$56,250

Share Data
Net income per share of common stock
Diluted	$0.50	$0.37	$0.40	$0.36	$0.36	$0.87	$0.66
Basic	0.50	0.37	0.40	0.36	0.36	0.87	0.67
Cash dividends declared	0.18	0.18	0.18	0.18	0.18	0.36	0.36

Average common shares outstanding
Diluted	85,479	85,388	85,302	85,069	84,816	85,454	84,799
Basic	84,903	84,648	84,510	84,434	84,341	84,776	84,260

CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2025	2025	2024	2024	2024

Assets
Cash and due from banks	$181,565	$191,467	$171,615	$182,743	$168,738
Interest-bearing deposits with other banks	150,863	309,105	304,992	454,315	580,787
Total cash and cash equivalents	332,428	500,572	476,607	637,058	749,525

Time deposits with other banks	1,494	1,494	3,215	5,207	7,856

Debt Securities:
Securities available-for-sale (at fair value)	2,866,185	2,627,959	2,226,543	2,160,055	1,967,204
Securities held-to-maturity (at amortized cost)	613,312	624,650	635,186	646,050	658,055
Total debt securities	3,479,497	3,252,609	2,861,729	2,806,105	2,625,259

Loans held for sale	8,610	16,016	17,277	11,039	5,975

Loans	10,608,824	10,443,021	10,299,950	10,205,281	10,038,508
Less: Allowance for credit losses	(142,184)	(140,267)	(138,055)	(140,469)	(141,641)
Loans, net of allowance for credit losses	10,466,640	10,302,754	10,161,895	10,064,812	9,896,867

Bank premises and equipment, net	107,256	108,478	107,555	108,776	109,945
Other real estate owned	5,335	7,176	6,421	6,421	6,877
Goodwill	732,417	732,417	732,417	732,417	732,417
Other intangible assets, net	61,328	66,372	71,723	77,431	83,445
Bank owned life insurance	312,860	311,453	308,995	306,379	303,816
Net deferred tax assets	87,328	93,595	102,989	94,820	108,852
Other assets	349,762	339,549	325,485	317,906	321,779
Total Assets	$15,944,955	$15,732,485	$15,176,308	$15,168,371	$14,952,613

Liabilities
Deposits
Noninterest demand	$3,376,941	$3,492,491	$3,352,372	$3,443,455	$3,397,918
Interest-bearing demand	2,518,857	2,734,260	2,667,843	2,487,448	2,821,092
Savings	557,472	534,991	519,977	524,474	566,052
Money market	4,111,789	4,154,682	4,086,362	4,034,371	3,707,761
Time deposits	1,932,539	1,658,372	1,615,873	1,753,837	1,623,295
Total Deposits	12,497,598	12,574,796	12,242,427	12,243,585	12,116,118

Securities sold under agreements to repurchase	186,090	201,128	232,071	210,176	262,103
Federal Home Loan Bank borrowings	715,000	465,000	245,000	245,000	180,000
Long-term debt, net	107,298	107,132	106,966	106,800	106,634
Other liabilities	167,404	154,689	166,601	168,960	157,377
Total Liabilities	13,673,390	13,502,745	12,993,065	12,974,521	12,822,232

Shareholders' Equity
Common stock	8,673	8,633	8,628	8,614	8,530
Additional paid in capital	1,832,158	1,828,234	1,824,935	1,821,050	1,815,800
Retained earnings	569,833	542,665	526,642	508,036	492,805
Less: Treasury stock	(20,792)	(19,072)	(19,095)	(18,680)	(18,744)
	2,389,872	2,360,460	2,341,110	2,319,020	2,298,391
Accumulated other comprehensive loss, net	(118,307)	(130,720)	(157,867)	(125,170)	(168,010)
Total Shareholders' Equity	2,271,565	2,229,740	2,183,243	2,193,850	2,130,381
Total Liabilities & Shareholders' Equity	$15,944,955	$15,732,485	$15,176,308	$15,168,371	$14,952,613

Common shares outstanding	85,948	85,618	85,568	85,441	85,299

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24

Credit Analysis
Net charge-offs	$2,462	$7,038	$6,113	$7,445	$9,946
Net charge-offs to average loans	0.09%	0.27%	0.24%	0.29%	0.40%

Allowance for credit losses	$142,184	$140,267	$138,055	$140,469	$141,641

Non-acquired loans at end of period	$8,071,619	$7,752,532	$7,452,175	$7,178,186	$6,834,059
Acquired loans at end of period	2,537,205	2,690,489	2,847,775	3,027,095	3,204,449
Total Loans	$10,608,824	$10,443,021	$10,299,950	$10,205,281	$10,038,508

Total allowance for credit losses to total loans at end of period	1.34%	1.34%	1.34%	1.38%	1.41%
Purchase discount on acquired loans at end of period	4.10	4.25	4.30	4.48	4.51

End of Period
Nonperforming loans	$64,198	$71,018	$92,446	$80,857	$59,927
Other real estate owned	351	1,820	933	933	1,173
Properties previously used in bank operations included in other real estate owned	4,984	5,356	5,488	5,488	5,704
Total Nonperforming Assets	$69,533	$78,194	$98,867	$87,278	$66,804

Nonperforming Loans to Loans at End of Period	0.61%	0.68%	0.90%	0.79%	0.60%

Nonperforming Assets to Total Assets at End of Period	0.44	0.50	0.65	0.58	0.45

Loans	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Construction and land development	$603,079	$618,493	$648,054	$595,753	$593,534
Commercial real estate - owner occupied	1,778,930	1,713,579	1,686,629	1,676,814	1,656,391
Commercial real estate - non-owner occupied	3,624,528	3,513,400	3,503,807	3,573,076	3,423,266
Residential real estate	2,678,042	2,653,012	2,616,784	2,564,903	2,555,320
Commercial and financial	1,741,158	1,753,090	1,651,355	1,575,228	1,582,290
Consumer	183,087	191,447	193,321	219,507	227,707
Total Loans	$10,608,824	$10,443,021	$10,299,950	$10,205,281	$10,038,508

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2Q'25			1Q'25			2Q'24
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$3,364,825	$32,479	3.87%	$3,073,108	$29,381	3.88%	$2,629,716	$24,155	3.69%
Nontaxable	5,321	40	3.02	5,436	41	3.06	5,423	40	2.97
Total Securities	3,370,146	32,519	3.87	3,078,544	29,422	3.88	2,635,139	24,195	3.69

Federal funds sold	183,268	2,041	4.47	265,503	2,945	4.50	510,401	6,967	5.49
Interest-bearing deposits with other banks and other investments	137,726	1,720	5.01	105,195	1,254	4.83	98,942	1,361	5.53

Total Loans, net[2]	10,558,997	157,499	5.98	10,383,497	150,973	5.90	10,005,122	147,518	5.93

Total Earning Assets	14,250,137	193,779	5.45	13,832,739	184,594	5.41	13,249,604	180,041	5.47

Allowance for credit losses	(141,442)			(138,300)			(146,380)
Cash and due from banks	152,562			158,750			168,439
Bank premises and equipment, net	108,206			108,651			110,709
Intangible assets	796,431			801,687			818,914
Bank owned life insurance	312,384			309,831			302,165
Other assets including deferred tax assets	322,916			322,284			336,256

Total Assets	$15,801,194			$15,395,642			$14,839,707

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,622,944	$10,249	1.57%	$2,706,065	$11,069	1.66%	$2,670,569	$14,946	2.25%
Savings	545,718	881	0.65	529,711	698	0.53	584,490	560	0.39
Money market	4,122,147	29,505	2.87	4,149,460	31,859	3.11	3,665,858	35,813	3.93
Time deposits	1,700,128	15,120	3.57	1,647,938	14,973	3.68	1,631,290	17,928	4.42
Securities sold under agreements to repurchase	185,977	1,214	2.62	201,271	1,357	2.73	293,603	2,683	3.68
Federal Home Loan Bank borrowings	724,231	7,805	4.32	382,836	4,081	4.32	149,234	1,592	4.29
Long-term debt, net	107,208	1,712	6.41	107,038	1,700	6.44	106,532	1,862	7.03

Total Interest-Bearing Liabilities	10,008,353	66,486	2.66	9,724,319	65,737	2.74	9,101,576	75,384	3.33

Noninterest demand	3,401,138			3,294,149			3,485,603
Other liabilities	139,495			162,179			134,900
Total Liabilities	13,548,986			13,180,647			12,722,079

Shareholders' equity	2,252,208			2,214,995			2,117,628

Total Liabilities & Equity	$15,801,194			$15,395,642			$14,839,707

Cost of deposits			1.80%			1.93%			2.31%
Interest expense as a % of earning assets			1.87%			1.93%			2.29%
Net interest income as a % of earning assets		$127,293	3.58%		$118,857	3.48%		$104,657	3.18%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$3,219,772	$61,860	3.87%	$2,604,327	$46,548	3.59%
Nontaxable	5,378	82	3.07	5,665	81	2.88
Total Securities	3,225,150	61,942	3.87	2,609,992	46,629	3.59

Federal funds sold	224,159	4,986	4.49	440,448	12,023	5.49
Interest-bearing deposits with other banks and other investments	121,550	2,974	4.93	97,281	2,489	5.15

Total Loans, net[2]	10,471,732	308,472	5.94	10,019,890	294,825	5.92

Total Earning Assets	14,042,591	378,374	5.43	13,167,611	355,966	5.44

Allowance for credit losses	(139,879)			(147,401)
Cash and due from banks	155,639			167,586
Bank premises and equipment, net	108,427			111,550
Intangible assets	799,045			822,222
Bank owned life insurance	311,114			300,965
Other assets including deferred tax assets	322,603			342,708

Total Assets	$15,599,540			$14,765,241

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,664,275	$21,318	1.61%	$2,694,952	$30,212	2.25%
Savings	537,759	1,579	0.59	606,410	1,100	0.36
Money market	4,135,730	61,362	2.99	3,537,584	67,541	3.84
Time deposits	1,674,177	30,093	3.62	1,610,680	35,049	4.38
Securities sold under agreements to repurchase	193,581	2,571	2.68	313,494	5,762	3.70
Federal Home Loan Bank borrowings	554,477	11,886	4.32	125,826	2,552	4.08
Long-term debt, net	107,123	3,412	6.42	106,453	3,796	7.17

Total Interest-Bearing Liabilities	9,867,122	132,221	2.70	8,995,399	146,012	3.26

Noninterest demand	3,347,939			3,507,046
Other liabilities	150,775			144,791
Total Liabilities	13,365,836			12,647,236

Shareholders' equity	2,233,704			2,118,005

Total Liabilities & Equity	$15,599,540			$14,765,241

Cost of deposits			1.87%			2.25%
Interest expense as a % of earning assets			1.90%			2.23%
Net interest income as a % of earning assets		$246,153	3.53%		$209,954	3.21%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2025	2025	2024	2024	2024

Customer Relationship Funding
Noninterest demand
Commercial	$2,717,688	$2,830,497	$2,621,469	$2,731,564	$2,664,353
Retail	509,539	536,661	502,967	509,527	532,623
Public funds	81,448	64,184	177,742	139,072	142,846
Other	68,266	61,149	50,194	63,292	58,096
Total Noninterest Demand	3,376,941	3,492,491	3,352,372	3,443,455	3,397,918

Interest-bearing demand
Commercial	1,466,184	1,520,186	1,467,508	1,426,920	1,533,725
Retail	838,340	881,282	881,236	874,043	892,032
Brokered	—	—	49,287	—	198,337
Public funds	214,333	332,792	269,812	186,485	196,998
Total Interest-Bearing Demand	2,518,857	2,734,260	2,667,843	2,487,448	2,821,092

Total transaction accounts
Commercial	4,183,872	4,350,683	4,088,977	4,158,484	4,198,078
Retail	1,347,879	1,417,943	1,384,203	1,383,570	1,424,655
Brokered	—	—	49,287	—	198,337
Public funds	295,781	396,976	447,554	325,557	339,844
Other	68,266	61,149	50,194	63,292	58,096
Total Transaction Accounts	5,895,798	6,226,751	6,020,215	5,930,903	6,219,010

Savings
Commercial	45,531	42,879	40,303	44,151	53,523
Retail	511,941	492,112	479,674	480,323	512,529
Total Savings	557,472	534,991	519,977	524,474	566,052

Money market
Commercial	2,073,098	1,999,540	1,947,250	1,953,851	1,771,927
Retail	1,853,398	1,967,239	1,925,330	1,887,975	1,733,505
Public funds	185,293	187,903	213,782	192,545	202,329
Total Money Market	4,111,789	4,154,682	4,086,362	4,034,371	3,707,761

Brokered time certificates	512,330	262,461	244,351	256,536	126,668
Time deposits	1,420,209	1,395,911	1,371,522	1,497,301	1,496,627
	1,932,539	1,658,372	1,615,873	1,753,837	1,623,295
Total Deposits	$12,497,598	$12,574,796	$12,242,427	$12,243,585	$12,116,118

Securities sold under agreements to repurchase	$186,090	$201,128	$232,071	$210,176	$262,103

Total customer funding[1]	$12,171,358	$12,513,463	$12,180,860	$12,197,225	$12,053,216

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24	2Q'25	2Q'24

Net Income	$42,687	$31,464	$34,085	$30,651	$30,244	$74,151	$56,250

Total noninterest income	24,521	22,180	17,068	23,679	22,184	46,701	42,681
Securities losses (gains), net	(39)	(196)	8,388	(187)	44	(235)	(185)
Total Adjustments to Noninterest Income	(39)	(196)	8,388	(187)	44	(235)	(185)
Total Adjusted Noninterest Income	24,482	21,984	25,456	23,492	22,228	46,466	42,496
Total noninterest expense	91,730	90,597	85,575	84,818	82,537	182,327	172,908
Merger-related charges	(2,422)	(1,051)	—	—	—	(3,473)	—
Business continuity expenses - hurricane events	—	—	(280)	—	—	—	—
Branch reductions and other expense initiatives	—	—	—	—	—	—	(7,094)
Total Adjustments to Noninterest Expense	(2,422)	(1,051)	(280)	—	—	(3,473)	(7,094)
Adjusted Noninterest Expense	89,308	89,546	85,295	84,818	82,537	178,854	165,814
Income Taxes	12,589	9,386	9,513	8,602	8,909	21,975	16,739
Tax effect of adjustments	604	217	2,197	(47)	11	821	1,751
Adjusted Income Taxes	13,193	9,603	11,710	8,555	8,920	22,796	18,490
Adjusted Net Income	$44,466	$32,102	$40,556	$30,511	$30,277	$76,568	$61,408

Earnings per diluted share, as reported	0.50	0.37	0.40	0.36	0.36	0.87	0.66
Adjusted Earnings per Diluted Share	$0.52	$0.38	$0.48	$0.36	$0.36	$0.90	$0.72
Average diluted shares outstanding	85,479	85,388	85,302	85,069	84,816	85,454	84,799

Adjusted Noninterest Expense	$89,308	$89,546	$85,295	$84,818	$82,537	$178,854	$165,814
Provision for credit losses on unfunded commitments	(150)	(150)	(250)	(250)	(251)	(300)	(501)
Other real estate owned expense and net (loss) gain on sale	(8)	(241)	(84)	(491)	109	(249)	135
Amortization of intangibles	(5,131)	(5,309)	(5,587)	(6,002)	(6,003)	(10,440)	(12,295)
Net Adjusted Noninterest Expense	84,019	83,846	79,374	78,075	76,392	167,865	153,153
Average tangible assets	$15,004,763	$14,593,955	$14,397,331	$14,184,085	$14,020,793	$14,800,495	$13,943,019
Net Adjusted Noninterest Expense to Average Tangible Assets	2.25%	2.33%	2.19%	2.19%	2.19%	2.29%	2.21%

Net Revenue	$151,385	$140,697	$132,872	$130,344	$126,608	$292,082	$252,183
Total Adjustments to Net Revenue	(39)	(196)	8,388	(187)	44	(235)	(185)
Impact of FTE adjustment	431	340	311	310	233	772	452
Adjusted Net Revenue on a fully taxable equivalent basis	$151,777	$140,841	$141,571	$130,467	$126,885	$292,619	$252,450
Adjusted Efficiency Ratio	55.36%	59.53%	56.07%	59.84%	60.21%	57.37%	60.67%

Net Interest Income	$126,864	$118,517	$115,804	$106,665	$104,424	$245,381	$209,502
Impact of FTE adjustment	431	340	311	310	233	772	452
Net Interest Income including FTE adjustment	127,295	118,857	116,115	106,975	104,657	246,153	209,954
Total noninterest income	24,521	22,180	17,068	23,679	22,184	46,701	42,681
Total noninterest expense less provision for credit losses on unfunded commitments	91,580	90,447	85,325	84,568	82,286	182,027	172,407
Pre-Tax Pre-Provision Earnings	60,236	50,590	47,858	46,086	44,555	110,827	80,228
Total Adjustments to Noninterest Income	(39)	(196)	8,388	(187)	44	(235)	(185)
Total Adjustments to Noninterest Expense including other real estate owned expense and net loss (gain) on sale	2,430	1,292	364	491	(109)	3,722	6,959
Adjusted Pre-Tax Pre-Provision Earnings	62,627	51,686	56,610	46,390	44,490	114,314	87,002

Average Assets	15,801,194	15,395,642	15,204,041	14,996,846	14,839,707	15,599,540	14,765,241
Less average goodwill and intangible assets	(796,431)	(801,687)	(806,710)	(812,761)	(818,914)	(799,045)	(822,222)
Average Tangible Assets	$15,004,763	$14,593,955	$14,397,331	$14,184,085	$14,020,793	$14,800,495	$13,943,019

Return on Average Assets (ROA)	1.08%	0.83%	0.89%	0.81%	0.82%	0.96%	0.77%
Impact of other adjustments for Adjusted Net Income	0.05	0.02	0.17	—	—	0.03	0.07

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24	2Q'25	2Q'24
Adjusted ROA	1.13	0.85	1.06	0.81	0.82	0.99	0.84

ROA	1.08	0.83	0.89	0.81	0.82	0.96	0.77
Impact of removing average intangible assets and related amortization	0.16	0.15	0.17	0.18	0.18	0.16	0.17
Return on Average Tangible Assets (ROTA)	1.24	0.98	1.06	0.99	1.00	1.12	0.94
Impact of other adjustments for Adjusted Net Income	0.05	0.02	0.18	(0.01)	—	0.03	0.08
Adjusted ROTA	1.29%	1.00%	1.24%	0.98%	1.00%	1.15%	1.02%

Average Shareholders' Equity	$2,252,208	$2,214,995	$2,203,052	$2,168,444	$2,117,628	$2,233,704	$2,118,005
Less average goodwill and intangible assets	(796,431)	(801,687)	(806,710)	(812,761)	(818,914)	(799,045)	(822,222)
Average Tangible Equity	$1,455,777	$1,413,308	$1,396,342	$1,355,683	$1,298,714	$1,434,659	$1,295,783

Return on Average Shareholders' Equity	7.60%	5.76%	6.16%	5.62%	5.74%	6.69%	5.34%
Impact of removing average intangible assets and related amortization	5.22	4.41	4.74	4.69	5.01	4.83	4.81
Return on Average Tangible Common Equity (ROTCE)	12.82	10.17	10.90	10.31	10.75	11.52	10.15
Impact of other adjustments for Adjusted Net Income	0.49	0.18	1.84	(0.04)	0.01	0.34	0.80
Adjusted ROTCE	13.31%	10.35%	12.74%	10.27%	10.76%	11.86%	10.95%

Loan interest income[1]	$157,499	$150,973	$152,303	$151,282	$147,518	$308,472	$294,826
Accretion on acquired loans	(10,583)	(8,221)	(11,717)	(9,182)	(10,178)	(18,804)	(20,773)
Loan interest income excluding accretion on acquired loans[1]	$146,916	$142,752	$140,586	$142,100	$137,340	$289,668	$274,053

Yield on loans[1]	5.98%	5.90%	5.93%	5.94%	5.93%	5.94%	5.92%
Impact of accretion on acquired loans	(0.40)	(0.32)	(0.45)	(0.36)	(0.41)	(0.36)	(0.42)
Yield on loans excluding accretion on acquired loans[1]	5.58%	5.58%	5.48%	5.58%	5.52%	5.58%	5.50%

Net Interest Income[1]	$127,295	$118,857	$116,115	$106,975	$104,657	$246,153	$209,954
Accretion on acquired loans	(10,583)	(8,221)	(11,717)	(9,182)	(10,178)	(18,804)	(20,773)
Net interest income excluding accretion on acquired loans[1]	$116,712	$110,636	$104,398	$97,793	$94,479	$227,349	$189,181

Net Interest Margin[1]	3.58%	3.48%	3.39%	3.17%	3.18%	3.53%	3.21%
Impact of accretion on acquired loans	(0.29)	(0.24)	(0.34)	(0.27)	(0.31)	(0.27)	(0.31)
Net interest margin excluding accretion on acquired loans[1]	3.29%	3.24%	3.05%	2.90%	2.87%	3.26%	2.89%

Securities interest income[1]	$32,519	$29,422	$26,986	$26,005	$24,195	$61,942	$46,629
Tax equivalent adjustment on securities	(7)	(7)	(7)	(8)	(7)	(15)	(14)
Securities interest income excluding tax equivalent adjustment[1]	32,512	29,415	26,979	25,997	24,188	61,927	46,615

Loan interest income[1]	157,499	150,973	152,303	151,282	147,518	308,472	294,825
Tax equivalent adjustment on loans	(424)	(333)	(304)	(302)	(226)	(757)	(438)
Loan interest income excluding tax equivalent adjustment	157,075	150,640	151,999	150,980	147,292	307,715	294,387

Net Interest Income[1]	127,293	118,857	116,115	106,975	104,657	246,153	209,954
Tax equivalent adjustment on securities	(7)	(7)	(7)	(8)	(7)	(15)	(14)
Tax equivalent adjustment on loans	(424)	(333)	(304)	(302)	(226)	(757)	(438)
Net interest income excluding tax equivalent adjustment	$126,862	$118,517	$115,804	$106,665	$104,424	$245,381	$209,502

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.